EXHIBIT 21.1

                       ANSWERTHINK CONSULTING GROUP, INC.
                             LISTING OF SUBSIDIARIES

                                                        STATE OF INCORPORATION

ANSWERTHINK CONSULTING GROUP, INC.                              FLORIDA

SUBSIDIARIES

The Hackett Group, Inc.                                         Ohio
Delphi Partners, Inc.                                           New Jersey
Legacy Technology, Inc.                                         Massachusetts
Infinity Consulting Group, Inc.                                 Indiana